Exhibit 99.2
BXP ANNOUNCES SECOND QUARTER 2024 RESULTS
Exceeded Q2 Guidance for EPS and FFO, Executed More Than 1.3 Million Square Feet of Leases in Q2, and Named One of the World’s Most Sustainable Companies by TIME Magazine

BOSTON, MA, July 30, 2024 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the second quarter ended June 30, 2024.
Financial Highlights
•Revenue increased 4.1% to $850.5 million for the quarter ended June 30, 2024, compared to $817.2 million for the quarter ended June 30, 2023.
•Net income attributable to BXP, Inc. of $79.6 million, or $0.51 per diluted share (EPS), for the quarter ended June 30, 2024, compared to $104.3 million, or $0.66 per diluted share, for the quarter ended June 30, 2023.
•Funds from Operations (FFO) of $278.4 million, or $1.77 per diluted share, for the quarter ended June 30, 2024, compared to FFO of $292.8 million, or $1.86 per diluted share, for the quarter ended June 30, 2023.
•EPS and FFO per share exceeded the mid-points of BXP’s guidance by $0.05 and $0.06 per share, respectively, primarily due to $0.05 per share of lower-than-projected, non-cash interest expense due to the reassessment of the finance lease related to The Skylyne in Oakland, California, which significantly reduced projected future payments to the land owner, and $0.01 per share of greater contributions from portfolio operations.
Guidance
BXP provided guidance for third quarter 2024 EPS of $0.54 - $0.56 and FFO of $1.80 - $1.82 per diluted share, and full year 2024 EPS of $2.08 - $2.14 and FFO of $7.09 - $7.15 per diluted share. This represents an increase of approximately $0.08 per share at the midpoint of our guidance provided last quarter for both EPS and FFO per share primarily due to:
•lower-than-projected non-cash interest expense and greater contributions from portfolio operations in the second quarter as described above, and
•an increase in projected contributions from portfolio operations in the second half of 2024, primarily from higher termination income.
See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 73 leases totaling more than 1.3 million square feet with a weighted-average lease term of 9.0 years.

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•BXP’s CBD portfolio of premier workplaces was 90.4% occupied and 92.2% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP). Approximately 88.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the second quarter was 87.1%. This decrease of 110 basis points over the prior quarter is consistent with BXP’s previously communicated expectations and was primarily due to expected lease expirations.
Development
•BXP completed and fully placed in-service 760 Boylston Street, an approximately 118,000 net rentable square feet retail redevelopment located in Boston, Massachusetts. The property is 100% leased to DICK’S Sporting Goods’ Boston House of Sport.
•In July 2024, BXP partially placed in-service Skymark, a luxury residential property in Reston, Virginia that consists of 508 units across a five-story low-rise building and an iconic 39-story tower, which is one of the tallest buildings in Northern Virginia. The residential property is owned by a joint venture in which BXP has a 20% interest.

Balance Sheet & Liquidity

• A joint venture in which BXP has a 50% interest exercised an option to extend by one year the maturity date of its loan collateralized by 100 Causeway in Boston, Massachusetts. The 634,000 square foot premier workplace is 94.6% leased. The extended loan has an outstanding balance of $333.6 million, and an interest rate equal to Term SOFR plus 1.48% per annum. The loan now matures on September 5, 2025.

•Boston Properties Limited Partnership (“BPLP”) established an unsecured commercial paper program. Under the terms of the program, BPLP may issue, from time to time, unsecured commercial paper notes up to a maximum aggregate amount outstanding at any one time of $500.0 million with varying maturities of up to one year. The notes are sold in private placements and rank pari passu with all of BPLP’s other unsecured senior indebtedness, including its outstanding senior notes. The commercial paper program is backstopped by available capacity under BPLP's unsecured revolving credit facility. As of June 30, 2024, BPLP had $500.0 million outstanding under its commercial paper program that bears interest at a weighted-average rate of approximately 5.60% per annum and had a weighted-average maturity of approximately 49 days from the date of issuance.

•BPLP exercised its remaining accordion option under its unsecured revolving credit facility to increase the current maximum borrowing amount under the credit facility from $1.815 billion to $2.0 billion. All other terms of the credit facility, including its expiration date of June 15, 2026, remain unchanged. BPLP has no current borrowings under the credit facility.

•BPLP exercised its one-year extension option on its unsecured term loan facility. The term loan facility will mature on May 16, 2025. After making an approximately $500.0 million optional repayment, the term loan facility has an outstanding principal balance of $700.0 million.

Sustainability & Impact

•In connection with Earth Day, BXP published its 2023 Sustainability & Impact Report, which highlights that, among other things, BXP remains on track to achieve carbon-neutral

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operations by 2025. In conjunction with the publication, BXP hosted its third annual Sustainability & Impact Investor Update on May 15, 2024

•On July 10, 2024, BXP announced that it was named by TIME Magazine and Statista to the inaugural list of the World’s Most Sustainable Companies. BXP ranked #79 overall and was the highest-rated United States property owner.

BXP Update

•On July 1, 2024, BXP formally completed the change of its corporate name from Boston Properties, Inc. to BXP, Inc. Having grown to six regions, the change telegraphed to stakeholders that while Boston remains a key part of BXP’s history, founding, and portfolio, future growth will come throughout its regions: Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP aspires to be the real estate industry partner of choice and premier workplace leader in all of the cities in which it operates, and the evolution of BXP’s name reflects a national, not singular city, focus.
EPS and FFO per Share Guidance:
BXP’s guidance for the third quarter 2024 and full year 2024 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2024		Full Year 2024
	Low	High	Low	High
Projected EPS (diluted)	$0.54	$0.56	$2.08	$2.14
Add:
Projected Company share of real estate depreciation and amortization	1.26	1.26	5.06	5.06
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	—	—	(0.05)	(0.05)
Projected FFO per share (diluted)	$1.80	$1.82	$7.09	$7.15

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2024. In the opinion of

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management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, July 31, 2024 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2024 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BIe81a422c2d9e4b3faf2a7adc19cce05a to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s second quarter 2024 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.5 million square feet and 186 properties, including 10 properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release includes references to “BXP’s Share of annualized rental obligations.” We define rental obligations as the contractual base rents (but excluding percentage rent) and budgeted reimbursements from clients under existing leases. These amounts exclude rent abatements. Further, "annualized rental obligations" is defined as monthly rental obligations, as of the last day of the reporting period, multiplied by twelve (12). "BXP's Share" is based on rental obligations for our consolidated portfolio, plus our share of rental obligations from the unconsolidated joint ventures properties (calculated based on our ownership percentage), minus our partners' share of rental obligations from our consolidated joint venture properties (calculated based on our partners' percentage ownership interests). Our definitions of the foregoing operating metrics may be different than those used by other companies.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, high interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate

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hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including costs to comply with the Securities and Exchange Commission’s rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2024	December 31, 2023
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$25,840,947	$25,504,868
Construction in progress	757,356	547,280
Land held for future development	675,191	697,061
Right of use assets - finance leases	372,896	401,680
Right of use assets - operating leases	344,292	324,298
Less: accumulated depreciation	(7,198,566)	(6,881,728)
Total real estate	20,792,116	20,593,459
Cash and cash equivalents	685,376	1,531,477
Cash held in escrows	52,125	81,090
Investments in securities	36,844	36,337
Tenant and other receivables, net	82,145	122,407
Note receivable, net	3,155	1,714
Related party note receivables, net	88,779	88,779
Sales-type lease receivable, net	14,182	13,704
Accrued rental income, net	1,414,622	1,355,212
Deferred charges, net	800,099	760,421
Prepaid expenses and other assets	86,188	64,230
Investments in unconsolidated joint ventures	1,418,817	1,377,319
Total assets	$25,474,448	$26,026,149
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,371,478	$4,166,379
Unsecured senior notes, net	9,797,220	10,491,617
Unsecured line of credit	—	—
Unsecured term loan, net	698,776	1,198,301
Unsecured commercial paper	500,000	—
Lease liabilities - finance leases	375,601	417,961
Lease liabilities - operating leases	385,842	350,391
Accounts payable and accrued expenses	372,484	458,329
Dividends and distributions payable	172,172	171,176
Accrued interest payable	112,107	133,684
Other liabilities	398,525	445,947
Total liabilities	17,184,205	17,833,785

Commitments and contingencies	—	—
Redeemable deferred stock units	7,916	8,383
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 157,176,741 and 157,019,766 issued and 157,097,841 and 156,940,866 outstanding at June 30, 2024 and December 31, 2023, respectively	1,571	1,569
Additional paid-in capital	6,768,686	6,715,149
Dividends in excess of earnings	(964,518)	(816,152)
Treasury common stock at cost, 78,900 shares at June 30, 2024 and December 31, 2023	(2,722)	(2,722)
Accumulated other comprehensive loss	(155)	(21,147)
Total stockholders’ equity attributable to BXP, Inc.	5,802,862	5,876,697
Noncontrolling interests:
Common units of the Operating Partnership	677,789	666,580
Property partnerships	1,801,676	1,640,704
Total equity	8,282,327	8,183,981
Total liabilities and equity	$25,474,448	$26,026,149

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands, except for per share amounts)
Revenue
Lease	$790,555	$761,733	$1,579,145	$1,518,608
Parking and other	34,615	26,984	66,831	50,993
Hotel	14,812	13,969	22,998	22,070
Development and management services	6,352	9,858	12,506	18,838
Direct reimbursements of payroll and related costs from management services contracts	4,148	4,609	8,441	9,844
Total revenue	850,482	817,153	1,689,921	1,620,353
Expenses
Operating
Rental	321,426	291,036	635,583	582,344
Hotel	9,839	8,161	15,854	14,832
General and administrative	44,109	44,175	94,127	99,977
Payroll and related costs from management services contracts	4,148	4,609	8,441	9,844
Transaction costs	189	308	702	1,219
Depreciation and amortization	219,542	202,577	438,258	411,311
Total expenses	599,253	550,866	1,192,965	1,119,527
Other income (expense)
Income (loss) from unconsolidated joint ventures	(5,799)	(6,668)	13,387	(14,237)
Interest and other income (loss)	10,788	17,343	25,317	28,284
Gains from investments in securities	315	1,571	2,587	3,236
Unrealized gain on non-real estate investment	58	124	454	383
Impairment loss	—	—	(13,615)	—
Interest expense	(149,642)	(142,473)	(311,533)	(276,680)
Net income	106,949	136,184	213,553	241,812
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,825)	(19,768)	(35,046)	(38,428)
Noncontrolling interest—common units of the Operating Partnership	(9,509)	(12,117)	(19,009)	(21,169)
Net income attributable to BXP, Inc.	$79,615	$104,299	$159,498	$182,215
Basic earnings per common share attributable to BXP, Inc.
Net income	$0.51	$0.67	$1.02	$1.16
Weighted average number of common shares outstanding	157,039	156,826	157,011	156,815
Diluted earnings per common share attributable to BXP, Inc.
Net income	$0.51	$0.66	$1.01	$1.16
Weighted average number of common and common equivalent shares outstanding	157,291	157,218	157,210	157,131

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands, except for per share amounts)
Net income attributable to BXP, Inc.	$79,615	$104,299	$159,498	$182,215
Add:
Noncontrolling interest - common units of the Operating Partnership	9,509	12,117	19,009	21,169
Noncontrolling interests in property partnerships	17,825	19,768	35,046	38,428
Net income	106,949	136,184	213,553	241,812
Add:
Depreciation and amortization expense	219,542	202,577	438,258	411,311
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(19,203)	(17,858)	(37,898)	(35,569)
Company’s share of depreciation and amortization from unconsolidated joint ventures	19,827	25,756	40,050	51,401
Corporate-related depreciation and amortization	(406)	(442)	(825)	(911)
Non-real estate related amortization	2,130	—	4,260	—
Impairment losses	—	—	13,615	—
Less:
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	—	—	21,696	—
Unrealized gain on non-real estate investment	58	124	454	383
Noncontrolling interests in property partnerships	17,825	19,768	35,046	38,428
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	310,956	326,325	613,817	629,233
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	32,557	33,481	64,144	64,371
Funds from operations attributable to BXP, Inc.	$278,399	$292,844	$549,673	$564,862
BXP, Inc.’s percentage share of funds from operations - basic	89.53%	89.74%	89.55%	89.77%
Weighted average shares outstanding - basic	157,039	156,826	157,011	156,815
FFO per share basic	$1.77	$1.87	$3.50	$3.60
Weighted average shares outstanding - diluted	157,291	157,218	157,210	157,131
FFO per share diluted	$1.77	$1.86	$3.50	$3.59

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
Boston	95.3%	95.9%	96.3%	96.4%
Los Angeles	85.0%	85.9%	86.0%	88.1%
New York	90.8%	91.8%	94.6%	94.4%
San Francisco	84.0%	87.4%	84.4%	88.0%
Seattle	80.2%	81.8%	83.0%	83.1%
Washington, DC (3)	90.9%	89.2%	92.6%	92.3%
CBD Portfolio	90.4%	91.0%	92.2%	92.7%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
Boston	89.8%	89.9%	91.2%	90.3%
Los Angeles	85.0%	85.9%	86.0%	88.1%
New York	87.0%	90.1%	91.2%	92.4%
San Francisco	80.5%	84.9%	80.8%	85.5%
Seattle	80.2%	81.8%	83.0%	83.1%
Washington, DC	89.8%	88.0%	91.4%	91.0%
Total Portfolio	87.1%	88.4%	89.1%	89.9%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
(3)During the first quarter of 2024, the Company reassessed the classifications of its assets as either CBD or Suburban and that certain assets such as those in Reston, Virginia are located in areas with characteristics that more closely align with our definition of CBD due to their diverse live, work, and play environment. As a result, these assets are classified as CBD. Comparative period has been updated to reflect the same presentation.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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